Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

GMH COMMUNITIES TRUST REPORTS

2005 THIRD QUARTER AND NINE-MONTH RESULTS

NEWTOWN SQUARE, PA — November 10, 2005 — GMH Communities Trust (NYSE: GCT) today reported results for the third quarter and nine-month period ended September 30, 2005.  Financial and operating highlights for the third quarter include the following:

Quarterly Highlights

•                  Reported third quarter 2005 net income of $1.7 million, or $0.05 earnings per diluted share, and funds from operations (FFO) of $12.2 million, or $0.19 per diluted share, in line with the Company’s prior guidance.

•                  Declared a third quarter cash dividend of $0.2275 per common share that was paid on October 14, 2005.

•                  Commenced a follow-on offering of 9,315,000 common shares at $14.25 per share, including 1,215,000 shares issued upon exercise of the underwriters’ over-allotment option, for net proceeds of approximately $124.7 million, after underwriting discounts, payment of financial advisory fees and offering-related expenses.  The offering was completed on October 4, 2005.

•                  Acquired six student housing properties, containing a total of 1,213 units and 3,237 beds, and two parcels of land, for an aggregate purchase price of $123.4 million, including the placement of approximately $51.2 million of new mortgage debt and the assumption of approximately $6.6 million in existing mortgage debt.

•                  Entered into a joint venture partnership with AEW Capital Management, L.P., a real estate investment advisor based in Boston, MA, to finance the development and construction of two student housing properties, one in Orono, ME and the other in Bowling Green, OH, with aggregate construction costs of approximately $43.5 million. Under the terms of the joint venture, the Company manages the development and construction of the properties and has the option to purchase the joint venture partner’s interest in the properties from the venture within one year from their completion. Each property is expected to be developed into a 144 unit/576 bed student housing community and completed by August 2006, concurrent with the beginning of the 2006-2007 academic year.

•                  As of September 30, 2005, the Company’s owned student housing portfolio totaled 52 properties, containing 9,657 units with 31,371 beds, and four land parcels.  The student housing portfolio was 97% leased for the 2005-2006 academic year.

•                  Provided management services for 18 student housing properties owned by others, containing a total of 4,225 units and 12,085 beds and an estimated 224 units and 718 beds currently under construction, and provided interim management services for an additional student housing property under construction.

•                  Officially partnered with the Department of the Army to design, build, manage and maintain the military family housing at Fort Bliss in El Paso, Texas and the White Sands Missile Range, near Las Cruces, New Mexico. The 50-year project has a six-year initial development period, and covers project costs valued at approximately $446 million and 3,277 end-state housing units.

•                  As of September 30, 2005, the Company earned fees for providing development, construction/renovation and management services to seven military housing projects, which encompass 18 military bases totaling 15,857 end-state housing units.

“We are pleased to report a solid third quarter performance.  Looking ahead to the remainder of 2005 and into 2006, we remain confident in our ability to execute our business plan,” commented Gary M. Holloway, Sr., Chairman, President and Chief Executive

Officer.  “It was an extremely productive quarter for the Company, highlighted by accretive acquisitions and strong revenues, net income and FFO.  These results were achieved despite the fact that we experienced significant increases in utility expenses, and that municipal taxing authorities have taken an aggressive stance on real estate tax assessments, in both timing and valuation.  We continued to focus on driving internal growth through competitive leasing and are proud to say that our student housing portfolio is well-leased at 97% for the 2005-2006 academic year.  During the quarter, we also capitalized on several external growth opportunities, which included a joint venture with AEW Capital Management and the continued acquisition of student housing properties that complement our existing portfolio.  In the quarters ahead, we will continue to actively pursue opportunities for growth through strategic investments in student housing communities.  We currently have approximately $156 million of assets under contract and approximately $53 million of assets under letter of intent.”

Mr. Holloway added, “We also are pleased with the performance in our military housing division.  With over 15,000 units at 18 military bases in operation, we remain a leading provider of housing solutions for the Army and Navy.  Our occupancy levels at these bases remain strong, and we are well into the development process that will result in the construction of new and renovated housing for military families valued in excess of $1.6 billion.  We also have an additional five bases under exclusive negotiation or in the solicitation process, and anticipate bidding on another three military projects during the fourth quarter of 2005 that, in the aggregate, would cover 10 bases with an estimated 8,000 housing units and initial development period costs in excess of $800 million.”

Results of Operations

The Company reported net income for the third quarter ended September 30, 2005 of $1.7 million, or $0.05 per diluted share, on total revenues of $67.9 million.  FFO for the quarter was $12.2 million, or $0.19 per diluted share, in line with the Company’s earlier guidance, which included anticipated seasonal turnover costs relating to student housing properties.  The Company had 64,413,934 weighted-average diluted common shares and units of limited partnership interests outstanding during this period.

For the nine months ended September 30, 2005, the Company reported net income of $5.1 million, or $0.16 per diluted share, on total revenues of $160.7 million.  FFO for the nine-month period was $34.4 million, or $0.55 per diluted share.  The Company had 62,757,465 weighted-average diluted common shares and units of limited partnership interests outstanding during this period.

Reconciliations of FFO to net income, and FFO per share to earnings per share, the most directly comparable GAAP measures, are included in a schedule accompanying this press release.

2005 Third Quarter Dividend

On August 31, 2005, the Company declared a regular quarterly dividend of $0.2275 per share on its common shares of beneficial interest.  The dividend was paid on October 14, 2005 to shareholders of record at the close of business on September 22, 2005.

Recent Developments

In October 2005, the Company announced the following events:

•                  Completed a follow-on public offering of common shares of beneficial interest on October 4, 2005, pursuant to which the Company sold 9,315,000 common shares, including 1,215,000 shares issued upon full exercise of the underwriters’ over-allotment option, at an offering price of $14.25 per share.  The Company raised approximately $124.7 million in net proceeds from the offering, after deducting the underwriters’ discounts, payment of financial advisory fees and other offering-related expenses.  Banc of America Securities LLC and Merrill Lynch & Co. acted as joint book-running managers for the offering and Morgan Stanley, Wachovia Securities and Raymond James acted as co-managers.

•                  Acquired a majority ownership interest in an entity that owns University Crossings, a    260-unit/690 bed high-rise student housing property located in Philadelphia, PA and primarily serving the University of Pennsylvania and Drexel University. The ownership interests in University Crossings were acquired for a purchase price of approximately $59.8 million, including the assumption of approximately $35.6 million of existing mortgage debt on the property.

•                  Acquired Pegasus Connection, a 312-unit/930 bed garden-style, Class A, student housing property serving the University of Central Florida (UCF) in Orlando, Florida, which was previously managed by the Company. The property, acquired for a purchase price of approximately $48.5 million, was funded through the Company’s credit facility. The Company intends to place approximately $29.9 million of mortgage debt on the property within the next several months.

•                  President Bush and Congress have approved the BRAC Commission’s final report as of November 9, 2005.  The Company expects a positive impact from base realignments on its military housing projects.

 Earnings Outlook

The Company has narrowed its 2005 fiscal year FFO per diluted share range to $0.84 to $0.86, which reflects the dilutive impact of the newly-issued common shares from the Company’s October offering.  The Company feels confident in this range, despite higher than anticipated increases in utility expenses and real estate tax assessments.  The Company also anticipates earnings per diluted share in the range of $0.30 to $0.32.  A reconciliation of the Company’s previously issued guidance of the range for 2005 FFO per diluted share to earnings per diluted share was provided in the Company’s press release dated February 24, 2005 announcing 2004 fourth quarter and year-end results, a copy of which is available under the Investor Relations section of the Company’s website at www.gmhcommunities.com, and was also included as an exhibit to the Company’s Form 8-K furnished to the Securities and Exchange Commission on February 25, 2005.

The Company anticipates a 2006 fiscal year FFO per diluted share range of $0.94 to $1.01, and an earnings per diluted share range of $0.37 to $0.44.  A detailed discussion of the Company’s assumptions used in connection with 2006 guidance, and a reconciliation of the 2006 FFO per diluted share range to earnings per share diluted range is provided in the schedule titled “2006 Guidance” accompanying this press release.

Guidance regarding the Company’s anticipated FFO for the fiscal years 2005 and 2006 is based on the Company’s judgment and current expectations, and is inherently forward-looking.  Actual results may be affected by various factors, including, but not limited to, the following: the amount and timing of increased utility expenses and real estate tax assessments on the Company’s student housing portfolio; changes in interest rates and national and regional economic trends; timing and amount of additional student housing acquisitions and award of additional military housing privatization projects; the effects on the Company’s military housing privatization projects from the final Base Realignment and Closure (BRAC) initiatives approved by the President and Congress; occupancy and leasing rates at the Company’s student housing properties; the availability and terms of financing, including the Company’s credit facility and other financing sources; changes in competition; the amount of occupancy turnover costs related to the Company’s student housing business; occupancy rates and level of development, construction and renovations performed with respect to the Company’s military housing privatization projects; and other risks relating to the Company’s business presented in its filings with the Securities and Exchange Commission.

Webcast and Conference Call Details

Management will conduct a conference call and live audio webcast at 10:00 a.m. Eastern Standard Time on Friday, November 11, 2005 to review the Company’s quarterly results.

The conference call dial-in number is 303-262-2140.  An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investor Relations section of the Company’s website at www.gmhcommunities.com or www.earnings.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.  A replay of the webcast also will be available at the Company’s website for 30 days following the call.

Supplemental Information

The Company produces a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position.  For a copy of this detailed supplemental information package, please visit the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly-traded REITs and that the Company believes may be of interest to the investment community.  Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in schedules accompanying this press release.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self-managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 1,600 people throughout the United States.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.”  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology, and include our 2005 and 2006 earnings guidance information.  These statements are inherently subject to risks and uncertainties, including changes in our business strategy and increased competition in the student and military housing industries in general; our ability to acquire additional properties and projects within our anticipated timeframe or at all; changes in interest rates levels of operating expenses and national and regional economic trends; availability of  capital resources, including funds under of our credit facility and our ability to obtain additional equity or debt financing; and the other risks relating to our business presented in our  filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information contact:

At The Company	Beckerman Public Relations	Financial Relations Board
Kathleen M. Grim	Kathleen Pallas	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Media Contact)	(Analyst Info)	(General)
610-355-8206	(908) 781-6420	(312) 640-6745	(212) 827-3772
10 Campus Blvd.	kathleen@beckermanpr.com
Newtown Square, PA 19073

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See Supplemental Information Package for Additional Financial Information

GMH COMMUNITIES TRUST

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30,	December 31,
	2005	2004
ASSETS
Real estate investments:
Student housing properties	$1,080,304	$638,635
Accumulated depreciation	(19,109)	(3,905)
	1,061,195	634,730
Corporate assets:
Corporate assets	7,686	11,625
Accumulated depreciation	(443)	(241)
	7,243	11,384

Cash and cash equivalents	33,248	60,926
Restricted cash	12,575	2,313
Accounts and other receivables:
Related party	21,912	9,309
Third party	5,365	2,257
Investments in military housing projects	37,220	39,482
Deferred contract costs	470	126
Deferred financing costs, net	4,064	2,820
Lease intangibles, net	3,244	4,994
Deposits	672	1,848
Other assets	6,080	2,872
Total assets	$1,193,288	$773,061

LIABILITIES AND BENEFICIARIES' EQUITY
Notes payable	$629,171	$370,007
Line of credit	137,000	-
Accounts payable:
Related party	57	277
Third party	688	1,160
Accrued expenses	24,233	9,308
Dividends and distributions payable	14,107	9,583
Other liabilities	10,728	4,907
Total liabilities	815,984	395,242

Minority interest	197,120	182,118

Beneficiaries' equity:
Common shares	30	30
Additional paid-in capital	200,367	200,276
Cumulative earnings	5,373	251
Cumulative distributions	(25,586)	(4,856)
Total beneficiaries' equity	180,184	195,701
Total liabilities and beneficiaries' equity	$1,193,288	$773,061

GMH COMMUNITIES TRUST

CONSOLIDATED STATEMENT OF OPERATIONS

Three and nine-months ended September 30, 2005

(unaudited, in thousands, except share and per share data)

	Three months ended	Nine months ended
	September 30, 2005	September 30, 2005

REVENUE:
Rent and other property income	$35,429	$91,033
Expense reimbursements:
Related party	20,744	42,475
Third party	1,299	3,876
Management fees:
Related party	1,838	5,350
Third party	1,364	3,015
Other fee income- related party	7,181	14,762
Other income	81	248
Total revenue	67,936	160,759

OPERATING EXPENSES:
Property operating expenses	17,306	39,900
Reimbursed expenses	22,043	46,351
Real estate taxes	3,428	8,003
Administrative expenses	2,983	8,657
Depreciation and amortization	7,719	22,563
Interest	8,981	21,228
Total operating expenses	62,460	146,702
Income before minority interest and income taxes	5,476	14,057
Minority interest	2,758	7,021
Income before income taxes	2,718	7,036
Income taxes	976	1,914
Net income	$1,742	$5,122

PER SHARE DATA:
Basic income per common share	$0.06	$0.17

Basic weighted-average shares outstanding	30,350,989	30,350,989

Diluted income per common share	$0.05	$0.16

Diluted weighted-average shares/units outstanding	32,786,617	32,458,633

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations (“FFO”)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors.  We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest expense, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and lease intangible related amortization. The GAAP measure that we believe to be most directly comparable to FFO is net income (loss), which includes depreciation and amortization expense, gains or losses on property sales and minority interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders.  In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs.  The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.  Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

GMH COMMUNITIES TRUST

FUNDS FROM OPERATIONS (FFO) AND ADJUSTED FUNDS FROM OPERATIONS (AFFO) Three and nine months ended September 30, 2005

(unaudited, in thousands, except share and per share data)

The following table presents a reconciliation of our FFO to our net income, and FFO per share to EPS and diluted FFO per share to diluted EPS, for the periods shown below:

	Three months ended September 30, 2005	Nine months ended September 30, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$1,742	$5,122

Add:
Minority interest	2,758	7,021
Depreciation on real property	5,934	15,312
Amortization of lease intangibles	1,718	6,948
FFO	$12,152	$34,403

FFO per share/unit - basic	$0.20	$0.57
Weighted-average shares/units outstanding - basic	61,978,306	60,649,821

FFO per share/unit - fully diluted	$0.19	$0.55
Weighted-average shares/units outstanding - fully diluted	64,413,934	62,757,465

EPS - basic	$0.06	$0.17
Weighted-average shares outstanding - basic	30,350,989	30,350,989

EPS - fully diluted	$0.05	$0.16
Weighted-average shares outstanding - fully diluted	32,786,617	32,458,633

ADJUSTED FUNDS FROM OPERATIONS (AFFO):
FFO	$12,152	$34,403
Add (deduct):

Depreciation on non-real estate assets	67	303
Amortization of deferred financing costs	332	905
Amortization of deferred compensation costs	32	78
Second generation capital expenditures (1)	(627)	(1,492)
AFFO	$11,956	$34,197

(1) Excludes first generation costs, which consist of capital expenditures anticipated at the time a property is acquired.

2006 GUIDANCE

GMH COMMUNITIES TRUST

RECONCILIATION OF 2006 PROJECTED DILUTED FFO TO PROJECTED DILUTED EPS

(in thousands, except share and per share data)

	2006
	Low Range	High Range
Net Income	$16,700	$19,433
Add:
Minority interest	16,124	18,763
Depreciation on real property	33,839	33,839
Amortization of lease intangibles	4,901	4,901
FFO	$71,564	$76,936
EPS - fully diluted	$0.37	$0.44
Weighted-average shares outstanding - fully diluted	44,542,652	44,542,652

FFO per share/unit-fully diluted	$0.94	$1.01
Weighted-average shares/units - outstanding - fully diluted	76,169,969	76,169,969

The 2006 guidance assumes, among other things that, during 2006 (i) revenues, including student housing income, third party management fee income and military housing income, excluding expense reimbursements, will be approximately $220.0 million to $256.0 million; (ii) expenses, including property operating expenses, real estate taxes, administrative expenses, depreciation, amortization and interest, excluding reimbursed expenses, are expected to be approximately $184.0 million to $214.0 million.  The Company notes that during the 2006 third quarter it expects to incur approximately $3.0 million to $4.0 million, or $0.04 to $0.05 per share on a diluted basis, in occupancy turnover costs related to its student housing bonuses; (iii) net income is in the range of $16.7 million to $19.4 million, or $0.37 to $0.44 per share; (iv) the anticipated final award of two additional military housing privatization projects; and (v) projected student housing acquisitions of approximately $400.0 million.